Exhibit 10.1
August 12, 2026
Opendoor Technologies Inc.
1295 West Washington Street, Suite 115
Tempe, AZ 85288
Attention: Chief Financial Officer
Re:	Subscription for 0.00% Convertible Senior Notes due 2030

Ladies and Gentlemen:
Opendoor Technologies Inc., a Delaware corporation (the “Company”), is offering a new series of its 0.00% Convertible Senior Notes due 2030 (the “Notes”). The Notes will be convertible into cash, shares (“Underlying Shares”) of common stock of the Company, par value $0.0001 per share (“Stock”), or a combination of cash and Underlying Shares, at the Company’s election, in accordance with the terms of the Indenture (as defined below).
The undersigned (the “Investor”), for itself and, on behalf of the accounts (if any) listed on Exhibit A hereto for whom the Investor has been duly authorized to enter into the Subscription (as defined below) (each, including the Investor if it is listed on Exhibit A, a “Subscriber”), may subscribe for and purchase from the Company Notes for cash (the “Subscription”), pursuant and subject to the terms and conditions set forth in this agreement (the “Subscription Agreement” or this “Agreement”).
The Subscribers (including the Investor, as applicable) are referred to collectively as the “Purchasers,” and each Purchaser (other than the Investor) is referred to herein as an “Account.”

The Investor hereby confirms that this Agreement relates to participation by the Purchasers, taken together, in the Subscription.

The Investor and each Account understands that the Subscription is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Subscription is only being made to investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act. The Subscription is described in, and is being made pursuant to, the draft Indenture relating to the Notes (the “Indenture”) to be entered into as of the Closing Date (as defined below) between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Notes Trustee”), as supplemented by the Pricing Term Sheet, dated as of the date hereof (the “Pricing Term Sheet” and, together with the Indenture, the “Transaction Documents”).
In connection with the issuance of the Notes, the Company expects the Placement Agent (as defined below) to purchase shares of Stock from certain institutional investors.
1.
The Subscription. Subject to the terms and conditions of this Subscription Agreement, the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor and/or any such Account, Notes (the “Purchased Notes”) having an aggregate principal amount as set forth in column 2 of Exhibit A hereto, for an aggregate purchase price in cash in respect of such Purchased Notes as set forth in column 3 of Exhibit A (such aggregate cash purchase price, the “Cash Purchase Price”). For the avoidance of doubt, such Cash Purchase Price shall not be adjusted for accrued interest, if any, if the Closing (as defined below) occurs after August 19, 2026.

2.
The Closing. The closing of the Subscription (the “Closing”) shall take place electronically at 10:00 AM, New York City time, on August 19, 2026, or at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”); provided that the Closing Date cannot be later than August 26, 2026 without the prior written consent of the Investor.

3.	Closing Mechanics.

a.	The Depository Trust Company (“DTC”) will act as securities depositary for the Notes.

b.
At or prior to the times set forth in the Subscription Procedures set forth in Exhibit B hereto (the “Subscription Procedures”), the Investor, on behalf of itself and/or any other Account, shall transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Subscription Procedures.

c.
On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 6 hereof, and the prior receipt by the Company of the Cash Purchase Price from the Investor on behalf of each Subscriber:

(i)	the Company shall execute and deliver the Indenture, dated as of the Closing Date, between the Company and the Notes Trustee; and

(ii)
the Company shall execute, cause the Notes Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor or the relevant Account in Exhibit C hereto, the Purchased Notes.

All questions as to the form of all documents and the validity and acceptance of the Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.
4.	Representations and Warranties of the Company. The Company represents and warrants to the Investor (and each Account, as applicable) that:

a.	Organization. The Company is duly organized and is validly existing under the laws of the State of Delaware.

b.	Due Authorization. This Subscription Agreement has been duly authorized, executed and delivered by the Company.

c.
Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Notes Trustee, upon delivery to the Investors in accordance with the terms of the Subscription, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the Notes (assuming settlement in shares of Stock to the maximum extent permitted by the Indenture and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for  by the Company and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights. At or prior to the Closing, a notice for the listing of additional shares covering the Underlying Shares shall have been submitted to the Nasdaq Global Select Market.

d.
Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the Notes Trustee thereto, the Indenture, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

e.
Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing a Subscription Agreement, (1) the issuance of the Purchased Notes in connection with the Subscription pursuant to this Subscription Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

f.
New Class. The Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

g.
No Conflicts. The issuance of the Notes pursuant to the Subscription Agreement, the execution, delivery and performance, as applicable, by the Company of its obligations under the Notes, the Indenture and the Subscription Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of its obligations under the Subscription Agreement, the Indenture or the Notes or the consummation of any of the transactions contemplated hereby or thereby.

h.
Solvency. On the date hereof and on the Closing Date, (A) the present fair market value (or present fair saleable value) of the total assets of Company is not less than the total amount required to pay the probable total liabilities (including contingent liabilities) of the Company as they mature and become absolute, (B) the Company has the ability to pay its debts and obligations as such debts mature, and (C) the Company is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)).

i.	Mutual Negotiation. The Company acknowledges that the terms of the Subscription have been mutually negotiated between the parties.

5.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

a.
The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

b.
This Agreement, when executed and delivered, has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Subscription Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Subscription Agreement on behalf of, and, bind, each Account to the terms of this Agreement and (ii) Exhibit A hereto is a true, correct and complete list of the name of each Subscriber and the aggregate principal amount of Purchased Notes each such Subscriber agrees to purchase hereunder.

c.
Participation in the Subscription will not contravene (1) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Investor or any Account or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account), (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account) or (3) any agreement or instrument to which the Investor or any Account is a party or by which the Investor or any Account or any of their respective assets are bound.

d.
The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit C and, unless otherwise set out in Exhibit A hereto, as applicable, is not acquiring the Purchased Notes as a nominee or agent or otherwise for any other person.

e.
The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or acquires pursuant to the Subscription, or sells Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales, and the Company shall not have any responsibility therefor.

f.
The Investor and each Account has received a copy of the Transaction Documents. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Subscription or the Company or any of its subsidiaries, other than as contained in this Agreement or the Transaction Documents or in the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Subscription; and (2) the Company and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Transaction Documents or any such other information provided or deemed provided to the Investor by the Company.

g.
The Investor and each Account understands and accepts that acquiring the Notes in the Subscription involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Subscription and an investment in the Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of the Subscription and this Agreement. The Investor and each Account has considered the suitability of the Notes as an investment in light of its own circumstances and financial condition, and the Investor is and each Account is able to bear the risks associated with an investment in the Notes. The Investor and each Account understands that it should consult with its own tax advisors in order to determine the U.S. federal, state and local tax consequences of the ownership and disposition of the Notes, in light of the Investor's and each Account's particular circumstances.

h.
The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Subscription and receive the Notes pursuant to the terms hereof. The Investor confirms that it has read the Indenture relating to the Notes and has not relied on any statement (written or oral) of the Company, the Placement Agent or any of their respective affiliates as to the terms of the Notes. It is understood that information provided in the Transaction Documents, or by the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Subscription, and that none of the Company, the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Subscription.

i.
The Investor confirms, for itself and for each Account, that neither the Company nor the Placement Agent have (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes; or (2) made any representation to the Investor regarding the legality of an investment in the Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Subscription, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the Notes is suitable and appropriate for the Investor or such Account.

j.
The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries and has conducted its own investigation of the Company and its subsidiaries and the Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company filings with the Securities and Exchange Commission and such other information concerning the Company and its subsidiaries and the Notes as it deems necessary to enable it to make an informed investment decision concerning the Subscription. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Subscription and the Notes. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein.

k.
The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of such investment.

l.
The Investor and each Account is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Subscription.

m.
The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

n.
The Investor and each Account is acquiring the Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes. The Investor and each Account understands that the offer and sale of the Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Agreement.

o.
The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Subscription meets the requirements for the exemptions referenced in clause (n) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after such Investor or Account was wall crossed and prior to the Closing in connection with the issuance and sale of the Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

p.
The Investor and each Account acknowledges that neither the Notes nor the Underlying Shares have been registered under the Securities Act. As a result, the Notes, and if converted to Underlying Shares, the Underlying Shares, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture (including, but not limited to, Section 2.10 thereof), and the Investor, for itself and on behalf of each Account, hereby agrees that neither it nor any Account will sell the Notes nor the Underlying Shares other than in compliance with such transfer restrictions. Further, the Investor and each Account acknowledges that (1) the Notes and, if converted to the Underlying Shares, the Underlying Shares, will carry a restrictive legend and (2) the Notes will be designated with a restricted CUSIP number, in each case, until such time, if any, as the restrictive legend can be removed in the Company’s reasonable judgment in accordance with the terms of the Indenture. The Investor and each Account acknowledges that the Notes may be designated with a restricted CUSIP number indefinitely.

q.
The Investor and each Account acknowledges that the terms of the Subscription have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Subscription on behalf of itself and each Account.

r.	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Placement Agent and that the Placement Agent intends to purchase shares of Stock.

s.
The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company or the Notes Trustee to complete the Subscription.

t.
The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary prior to the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

u.	No Subscriber’s participation in the Subscription was conditioned upon a minimum aggregate principal amount of Notes issued for cash in the Subscription.

v.
The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Subscription and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Subscription. The Investor acknowledges that neither it nor any Account became aware of the Subscription through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

w.
The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, any Account’s) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

x.
The Investor and each Account acknowledges and agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or such Account and that the Placement Agent and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s Securities and Exchange Commission filings and make no representation or warranty to the Investor or such Account, express or implied, with respect to the Company or the Subscription or the accuracy, completeness or adequacy of the information provided to the Investor or the Account or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or such Account.

y.
The Investor and each Account acknowledges and agrees that no public market exists for the Notes and that there is no assurance that a public market will ever develop for the Notes. Furthermore, the Investor and each Account acknowledges that all of the Notes, including the Purchased Notes, shall be assigned the same restricted CUSIP number.

6.
Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Cash Purchase Price and of the Company to deliver the Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 4 and 5, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

7.
Covenant and Acknowledgment of the Company. The Company hereby agrees to publicly disclose at or prior to 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Subscription as contemplated by this Subscription Agreement in a press release or through the filing of a Current Report on Form 8-K. The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Subscription or that was otherwise communicated by the Company to the Investor or any Account in connection with the Subscription. For the avoidance of doubt, the Company may be aware of material non-public information regarding the Company at the time of Closing that has not been communicated to the Investor or any Account. The Company will, no later than the first business day following the Closing, file a Current Report on Form 8-K publicly disclosing the closing of the Subscription as contemplated by this Subscription Agreement.

8.
Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Purchaser to the Company substantially in the form of Exhibit C hereto.

9.
Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.
Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

11.
Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

12.
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

13.
Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.
Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 13. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.
Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Subscription Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

16.
Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

17.
Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Subscription Agreement (whether executed manually or by way of a digital signature as described herein this Section 17) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.

18.
Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses or pursuant to the following email addresses, or, in the case of the Investor or any Account, the address provided in Exhibit C (or such other address as either party shall have specified by notice in writing to the other):

If to the Company: Opendoor Technologies Inc. 1295 West Washington Street, Suite 115 Tempe, AZ 85288 Attention: Chief Financial Officer

19.
Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

20.
Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor (and/or such Account) contained in this Agreement to be false or incorrect in any material respect.

21.
Reliance by Placement Agent. The Placement Agent and its officers, directors, employees, agents and affiliates (collectively, the “Agent Parties”) may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Agent Parties. The Agent Parties shall be a third party beneficiary to this Subscription Agreement to the extent provided in this Section 21. Each Investor agrees that the Placement Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to any Investor for or in connection with the Subscription, except for any such liability for losses, claims, damages or liabilities (or fees or expenses relating thereto) incurred by such Investor that are finally judicially determined to have resulted from the willful misconduct, fraud, bad faith or gross negligence of the Placement Agent.

22.
Severability. If any term or provision (in whole or in part) of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Subscription Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Subscription Agreement]

ACCEPTED AND AGREED:

Opendoor Technologies Inc.

By
Name:
Title:

[Signature Page to Subscription Agreement]